UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
June 14, 2010 (June 9, 2011)
(Date of earliest event reported)

GLOBAL GEOPHYSICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34709	05-0574281
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

13927 South Gessner Road
Missouri City, TX 77489
(Address of principal executive offices)

(713) 972-9200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

The description of the Revolving Credit Facility agreement in Item 2.03 is incorporated herein by reference.

SECTION 2 —Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 30, 2010, Global Geophysical Services, Inc. (the “Company”) entered into a revolving credit facility under the terms of a Credit Agreement, as supplemented from time to time (the “Revolving Credit Facility” or “Credit Agreement”), with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party thereto.

The Revolving Credit Facility provided for borrowings of up to Fifty Million U.S. Dollars ($50,000,000). The Company, as Borrower, had the right to request, subject to the terms and conditions thereof, an increase in the Aggregate Commitments, as defined in the Revolving Credit Facility, and to otherwise supplement and amend such agreement in certain respects. The Board of Directors of the Company (the “Board”) unanimously approved, on June 8, 2011, that the maximum Aggregate Commitments under the Credit Agreement be increased to Seventy Million U.S. Dollars ($70,000,000). Accordingly, on June 9, 2010, Company entered into that certain Amendment No. 1 to the Credit Agreement (the “First Amendment”), with BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Syndication Agent and a Lender, BARCLAYS BANK PLC, and CITIBANK, N.A. A copy of the First Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1. Except as amended therein, the Credit Agreement and all other Loan Documents remain in full force and effect as originally executed.

In connection with the First Amendment, Company, as Shipowner, has also entered into Amendment No. 1 to First Preferred Fleet Mortgage (the “First Mortgage Amendment”), dated as of June 8, 2011 and effective as of June 9, 2011, with BANK OF AMERICA, N.A., a national banking association, as administrative agent, as Mortgagee. The Shipowner and the Mortgagee are parties to the First Preferred Fleet Mortgage dated as of April 30, 2010 (the "Mortgage") bearing against all Shipowner’s United States Vessels, as defined therein. While the Mortgage was granted by the Shipowner in favor of the Mortgagee to secure the obligations of the Shipowner under the Credit Agreement and the other Loan Documents up to Fifty Million U.S. Dollars ($50,000,000), the Mortgage is amended by the First Mortgage Amendment by increasing its principal amount to Seventy Million U.S. Dollars (US$70,000,000). A copy of the First Mortgage Amendment is attached to this Current Report on Form 8-K as Exhibit 10.2. Except as amended herein, the Mortgage and all other Credit Documents remain in full force and effect as originally executed

SECTION 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1
Amendment No. 1 to the Credit Agreement, dated as of June 9, 2011, by and between GLOBAL GEOPHYSICAL SERVICES, INC, as Barrower, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Syndication Agent and a Lender, BARCLAYS BANK PLC, and CITIBANK, N.A.

10.2
Amendment No. 1 to First Preferred Fleet Mortgage, dated as of June 8, 2011 and effective as of June 9, 2011, by and between GLOBAL GEOPHYSICAL SERVICES, INC, as Shipowner, and BANK OF AMERICA, N.A., a national banking association, as administrative agent, as Mortgagee.

Exhibit Index

Exhibit Number	Title of Document
10.1

Amendment No. 1 to the Credit Agreement, dated as of June 9, 2011, by and between GLOBAL GEOPHYSICAL SERVICES, INC, as Barrower, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Syndication Agent and a Lender, BARCLAYS BANK PLC, and CITIBANK, N.A.

10.2
Amendment No. 1 to First Preferred Fleet Mortgage, dated as of June 8, 2011 and effective as of June 9, 2011, by and between GLOBAL GEOPHYSICAL SERVICES, INC, as Shipowner, and BANK OF AMERICA, N.A., a national banking association, as administrative agent, as Mortgagee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL GEOPHYSICAL SERVICES, INC.

June 14, 2011	By:	/s/ P. Mathew Verghese
P. Mathew Verghese
Senior Vice President and Chief Financial Officer